EXHIBIT 10.1

EXECUTION COPY

THIRD AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of March 29, 2013 (the “Amendment”), is made pursuant to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 14, 2012 (as amended, restated, modified or supplemented from time to time, the “Agreement”), among PENNANTPARK FLOATING RATE FUNDING I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PENNANTPARK INVESTMENT ADVISERS, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the LENDERS from time to time party thereto; SUNTRUST BANK (“SunTrust Bank”), as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, together with its successors and assigns, the “Custodian”); U.S. BANK NATIONAL ASSOCIATION, as collateral administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”); and U.S. BANK NATIONAL ASSOCIATION, as backup collateral manager (in such capacity, together with its successors and assigns, the “Backup Collateral Manager”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Collateral Manager, the Lenders, the Collateral Agent, the Backup Collateral Manager, the Custodian and the Administrative Agent have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments.

2.1. The defined term “Applicable Margin” appearing in Section 1.01 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Applicable Margin” means (a) during the Reinvestment Period, 2.00% per annum; and (b) after the Reinvestment Period, 4.25% per annum; provided, however, that, upon the occurrence and continuation of an Event of Default, the Applicable Margin shall be 4.75% per annum.

2.2. The defined term “Facility Amount” appearing in Section 1.01 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Facility Amount” means (a) on or prior to the Commitment Termination Date, $125,000,000 (as such amount may be reduced from time to time pursuant to Section 2.06) and (b) following the Commitment Termination Date, the outstanding principal balance of all the Advances; provided that the Facility Amount may be increased by the Borrower from time to time in accordance with Section 2.15 hereof.

2.3. The defined term “Reinvestment Period” appearing in Section 1.01 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) May 14, 2016 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Agents) or (b) the date of the termination of the Commitments pursuant to Section 6.01.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction (or waiver by the Administrative Agent) of all of the following conditions precedent:

3.1. The Borrower shall have provided to the Administrative Agent a secretary’s certificate of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Amendment, the Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the date first set forth above (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) no Default or Event of Default has occurred nor is continuing or shall result after giving effect hereto, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents (and any subsequent amendments to such documents) to which it is a party.

3.2. The Borrower shall have provided an executed legal opinion (addressed to each of the Secured Parties) of Dechert LLP, New York counsel to the Borrower covering such matters as the Administrative Agent and its counsel shall reasonably request.

3.3. The Administrative Agent shall have received a copy of this Amendment and the Lender Fee Letter dated as of the date first set forth above. In each case, such document shall have been duly executed and delivered by the parties thereto, and such document shall be in full force and effect.

3.4. The Borrower shall have paid to the Lenders in immediately available funds all fees called for by the Lender Fee Letter.

Section 4. Representations of the Borrower and Collateral Manager. Each of Borrower and Collateral Manager hereby represent and warrant to the parties hereto that as of the date hereof each of their respective representations and warranties contained in Article IV of the Agreement and any other Facility Documents to which it is a party are true and correct in all material respects as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date).

Section 5. Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Section 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8. Authorization. The Administrative Agent (on behalf of the Lenders) hereby authorizes and directs the Collateral Agent, Custodian, Collateral Administrator and Backup Collateral Manager to enter into this Amendment.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Amended and Restated Revolving Credit and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By: PENNANTPARK FLOATING RATE CAPITAL LTD., its Designated Manager

By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	CEO

PENNANTPARK INVESTMENT ADVISERS, LLC, as Collateral Manager

By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	Managing Member